Rogers Consulting Group

Specialty Securities Advisement

August 18, 2008

Dr. Alexander Gak
BAETA Corp.
253 Warren Avenue
Fort Lee, NJ 07024

RE: Amendment Extension to Agreement for CFO Services

Dear Dr. Gak:

This letter serves to memorialize the recent changes to our Agreement for CFO services, and to extend the terms of the Agreement in accordance with its terms, as follows:

1.	That the parties hereby agree to extend the agreement for an additional four (4) month term, per the terms set forth in the original Agreement, dated May 15, 2008.

2.	That all equity-in-lieu compensation for both the first and second terms shall be at a rate of $0.25/ common share.

Sincerely,

Douglas A Rogers, President
Rogers Consulting Group

Amendment Accepted this 15th Day of August, 2008:

Signature – Rogers Consulting Group	Signature – BAETA Corp.

Rogers Consulting Group
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